Exhibit 10(iii)(A)(2)
FORM FOR NEW PARTICIPANTS
Note: This form should not be used for benefit increases.

Received by HR ________________

The Interpublic Senior Executive Retirement Income Plan
Participation Agreement
WHEREAS, _______________________________ (the “Participant”) is a senior executive of The Interpublic Group of Companies, Inc. (“Interpublic”) and its subsidiaries, and has been approved by the Compensation Committee of Interpublic’s Board of Directors to participate in The Interpublic Senior Executive Retirement Income Plan (“SERIP”);
WHEREAS, the Participant has received and reviewed the pamphlet entitled “The Interpublic Senior Executive Retirement Income Plan,” as amended and restated effective August 1, 2014, which sets forth the basic terms and conditions of SERIP (such pamphlet, as in effect and amended from time to time, being referred to herein as the “Plan Document”); and
WHEREAS, the Plan Document provides that certain details with regard to the Participant’s benefit and other rights and responsibilities under SERIP are to be set forth in the Participant’s Participation Agreement;
NOW, THEREFORE, the undersigned Participant agrees to be bound by the terms of the Plan Document, which terms are incorporated herein by reference, and modified and expanded as follows:

1.
Effective Date. This Participation Agreement shall be effective as of ________________; provided, however, that if the Participant does not execute the Participation Agreement and return it to Interpublic’s Human Resources Department by __________________ [insert the 30th day after he first became eligible to participate in SERIP], this Participation Agreement shall not be effective until the next January 1st after [he] [she] returns the executed Participation Agreement to Interpublic’s Human Resources Department.

2.
Benefit and Vesting. The Participant’s benefit under SERIP is $___________ per year, if paid in monthly installments for 15 years starting on or after the Participant’s 65th birthday and after the benefit has become fully vested. Subject to paragraphs 3, 4, and 5, below, and the provisions of the Plan Document that are triggered by a Change of Control (as defined in the Plan Document), this benefit is scheduled to become fully vested on the following date (assuming the Participant continues in the employment of Interpublic and its subsidiaries until such date):

•
If the Participant returns an executed copy of this Participation Agreement to Interpublic’s Human Resources Department by ______________ [insert the 30th day after he first became eligible to participate in SERIP], the scheduled vesting date will be ________________ [insert the 10th anniversary of the last day of the calendar month in which the Participant returns his executed Participation Agreement; for example, if participant turns in Agreement on 6/15/14, vesting date would be 6/30/24].

•	If the Participant does not return an executed copy of this Participation Agreement to Interpublic’s Human Resources Department by the date specified in the preceding paragraph,

DC: 949269-29

the scheduled vesting date will be December 31st of the tenth calendar year that starts after the Participant returns an executed copy of this Participation Agreement to Interpublic’s Human Resources Department.
As set forth in the Plan Document, the amount of the Participant’s benefit is subject to reduction if payment starts before the Participant’s 65th birthday. If the Participant’s employment is terminated by Interpublic without Cause, or the Participant resigns for Good Reason, the reduction will apply only if payment starts before age 60.

3.
Release. The Participant’s right to receive any payments under SERIP is conditioned on executing the release described in the Plan Document by the deadline set forth therein, and not revoking such release. If the Participant fails to execute such release by the applicable deadline, or the Participant revokes such release, [he] [she] shall forfeit [his] [her] benefit under SERIP and return any payments previously received under SERIP.

4.
Termination for Cause. If the Participant’s employment with Interpublic and its Subsidiaries is terminated for Cause (as defined in the Plan Document), [he] [she] shall forfeit [his] [her] benefit under SERIP.

5.
Non-Competition, Non-Solicitation, and Prohibited Activities. For a period of two (2) years following the termination of the Participant’s employment for any reason, the Participant shall not: (a) accept employment with or serve as a consultant, advisor or in any other capacity to an employer that is in competition with the business unit or units of Interpublic by which the Participant is employed (the “Business Unit”); (b) directly or indirectly, either on the Participant’s own behalf or on behalf of any other person, firm or corporation, solicit or perform services for any Client (as defined below); (c) directly or indirectly employ or attempt to employ or assist anyone else to employ any person who is at such time or who was within the six-month period immediately prior to such time in the employ of the Business Unit; or (d) engage in a Prohibited Activity (as defined below).

“Client” includes any person (including a company or other entity) that, as of the date of the Participant’s termination of employment or at any other time during the two-year period ending with the Participant’s termination of employment, is or was (i) a client of the Participant’s Business Unit or (ii) a prospective client with whom the Participant had direct contact.
“Prohibited Activity” includes: (i) any activity that would give rise to termination for Cause (as defined in the Plan Document); (ii) a material violation of any rule, policy or procedure of Interpublic or the Participant’s Business Unit, including but not limited to the Code of Conduct of Interpublic and any such Business Unit; or (iii) any other conduct or act that Interpublic’s Management Human Resources Committee (“MHRC”) or the Compensation and Leadership Talent Committee of Interpublic’s Board of Directors (the “Compensation Committee”) determines is injurious, detrimental, or prejudicial to any interest of Interpublic.
If the Participant breaches any provision of this paragraph 5, [he] [she] shall forfeit [his] [her] benefit and return any payments received pursuant to SERIP. The Participant acknowledges that these provisions are reasonable and necessary to protect Interpublic’s legitimate business interests, and that these provisions do not prevent the Participant from earning a living. If at the time of enforcement of any provision of this Agreement, a court shall hold that the duration, scope, or area restriction of any provision hereof is unreasonable under circumstances now or then existing, the parties hereto agree that the maximum duration, scope, or area reasonable under the circumstances shall be substituted by the court for the stated duration, scope, or area.

6.
Form of Payment. Subject to the special rules set forth in the Plan Document that apply following a Change of Control (as defined in the Plan Document), the Participant’s vested benefit under SERIP (if any) shall be paid in monthly payments for 15 years.

The Participant may not change the form in which [his] [her] benefit under SERIP will be paid, except to the extent (if at all) that the Plan Document permits the Participant to make such a change.

7.
Payment Start Date. Interpublic shall begin paying the Participant’s vested benefit (if any) at the time prescribed by the Plan Document. The Participant may not change the time at which payment of [his] [her] benefit under SERIP begins, except to the extent (if at all) that the Plan Document permits the Participant to make such a change.

8.
Relationship to Plan Document. This Participation Agreement is intended to be executed and administered in conjunction with the Plan Document, which is incorporated herein by reference. To the extent that this Participation Agreement does not address an issue, the applicable terms and provisions of the Plan Document shall govern such issue. To the extent that any term or provision of this Participation Agreement is inconsistent with a term or provision of the Plan Document, the term or provision of this Participation Agreement shall govern.

9.
Complete Statement and Amendment. This Participation Agreement is a complete statement of the Participant’s benefit and other rights under SERIP. The terms of this Participation Agreement may be amended at any time to the extent permitted by the Plan Document.

10.	Knowing and Voluntary Agreement. By signing this Participation Agreement, the Participant acknowledges that —

•	[he] [she] has received and reviewed the Plan Document and this Participation Agreement,

•	[he] [she] fully understands the terms of the Plan Document and this Participation Agreement, and

•	[he] [she] is entering into this Participation Agreement voluntarily.

*	*	*

IN WITNESS WHEREOF, Interpublic, by its duly authorized officer, and the Participant have caused this Participation Agreement to be executed.

The Interpublic Group of Companies, Inc.	Participant
BY: ______________________________ Ken Lareau Vice President, Global Compensation	______________________________
DATE: ______________________________	DATE: ______________________________

Return to Interpublic’s Human Resources Department.

For HR Use Only Effective Date: _______________ Vesting Date: _______________

BENEFICIARY DESIGNATION: Senior Executive Retirement Income Plan

Participant’s Name______________________________________________ Soc. Sec. No: ______________________________
Home Address ____________________________________________________________________________________________
City________________________________________________ State _____________________________Zip________________
Date of Birth _____________________________
Daytime Telephone Number ___________________________ Evening Telephone Number ____________________________
❑ Please check box if your address has changed within the last year.        ❑ I am married.    ❑ I am not married.

Primary Beneficiary Designation
I hereby designate such of the following person(s) who shall survive me as my Primary Beneficiary(ies):

1.	Name	Relationship	Date of Birth	Percentage Share*
	Address		Social Security No.
2.	Name	Relationship	Date of Birth	Percentage Share*
	Address		Social Security No.
3.	Name	Relationship	Date of Birth	Percentage Share*
	Address		Social Security No.
Total = 100%
Contingent Beneficiary Designation
If no Primary Beneficiary named above shall survive me, I designate such of the following person(s) who shall survive me as my Contingent Beneficiary(ies).

1.	Name	Relationship	Date of Birth	Percentage Share*
	Address		Social Security No.
2.	Name	Relationship	Date of Birth	Percentage Share*
	Address		Social Security No.
3.	Name	Relationship	Date of Birth	Percentage Share*
	Address		Social Security No.
Total = 100%
*If no percentage is designated, beneficiaries will share equally. If any of my Primary Beneficiaries (or, if applicable, my Contingent Beneficiaries), predecease me, his or her benefits will be shared among my surviving Primary (or, if applicable, Contingent) Beneficiaries in accordance with the proportionate shares of the surviving beneficiaries designated above or, if no percentage is designated, equally.

Consent of Spouse
If a party other than the participant’s spouse is named as Primary Beneficiary above, this designation is valid only if the participant’s spouse (if any) consents below to the participant’s designation of the Primary Beneficiary(ies) and only if the spouse’s consent is witnessed by a notary public.

I, ____________________________________, am the spouse of the above-named participant. I hereby consent to the designation of the Primary Beneficiary(ies) specified above.

______________________________________________________                ________________________
Spouse’s Signature                                    Date

STATE OF ________________     COUNTY OF: ______________        ss:

On __________________________, before me personally came ________________________________; to me known and known to me to be the individual described as the spouse herein who executed the foregoing consent and duly acknowledged to me that he/she freely executed same.

_______________________________________
Notary Public             My Commission Expires:

Execution of Beneficiary Designation

Participant's Signature	Date

Exhibit 10(iii)(A)(2)

THE INTERPUBLIC SENIOR EXECUTIVE RETIREMENT INCOME PLAN

Amended and Restated
Effective August 1, 2014

DC: 949269-20

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

SENIOR EXECUTIVE RETIREMENT INCOME PLAN	TABLE OF CONTENTS

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

As required by Treasury Department Circular 230, we inform you that (1) any statement regarding federal tax law contained in this pamphlet is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties that may be imposed on you by the Internal Revenue Service, (2) any such statement was written to support the promotion or marketing of the Plan, and (3) you should seek tax advice based on your individual circumstances from an independent tax advisor.

SENIOR EXECUTIVE RETIREMENT INCOME PLAN	TABLE OF CONTENTS

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

INTRODUCTION AND PLAN HIGHLIGHTS
This pamphlet sets forth the basic terms of The Interpublic Senior Executive Retirement Income Plan, as amended and restated effective August 1, 2014. Capitalized terms used in this pamphlet are defined in the Glossary of Key Terms, at the end of the pamphlet.
The Plan is sponsored by Interpublic and has been in effect since August 2003. Your rights and responsibilities under the Plan are also governed by your Participation Agreement with Interpublic. Your Participation Agreement incorporates this pamphlet by reference—which means that this pamphlet is part of your Participation Agreement.
The Plan is unfunded and is designed primarily to provide deferred compensation for a select group of senior management employees of Interpublic and its Subsidiaries. The Plan is excepted from most of the requirements of ERISA.
The benefits provided under the Plan are offered to secure your goodwill, loyalty, and achievement, as well as to attract and retain other executives of outstanding competence. The Plan does not, however, give you the right to continue in the employ of Interpublic or its Subsidiaries, or to receive annual compensation of any particular amount.
Key features of the Plan include the following:

•	Eligibility to participate in the Plan must be approved by the Compensation Committee. (See “Eligibility and Effective Date of Participation Agreement.”)

•
The amount of your benefit under the Plan, expressed as an annual benefit starting at age 65 and continuing for 15 years, is set forth in your Participation Agreement. (See “Your Benefit.”) If your participation in the Plan was approved before August 1, 2014, your benefit is expressed as an annual benefit starting at age 60 and your Participation Agreement may provide for payment over 10 years. (See “Form of Payment.”) In addition, special rules apply after a Change of Control. (See “Change of Control.”)

•
You will forfeit any part of your benefit under the Plan that is not vested (or does not become vested) upon your Termination of Employment. Subject to special rules that apply after a Change of Control, your benefit generally vests over ten years, and any increase in your benefit generally vests over seven years from the effective date of the increase. However, even after your benefit becomes vested, it is subject to your compliance with restrictive covenants and other forfeiture conditions. (See “Vesting and Forfeiture.”)

•
In general, Interpublic will begin to pay your vested benefit under the Plan during the first month that starts on or after the later of (1) the second anniversary of your Termination of Employment or (2) your 55th birthday. If payments start before you reach age 65, the amount of your monthly benefit is subject to a reduction. (If your participation in the Plan was approved before August 1, 2014, or your employment is terminated involuntarily without Cause, or you resign for Good Reason, the reduction applies only to the extent that payments start before you reach age 60.) (See “When Payments Start.”) Special rules apply (a) if your employment terminates at age 66 or

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

older, (b) if you die before payments start, and (c) in the event of a Change of Control. (See “Death Benefits” and “Change of Control.”)

•
The Plan is not funded. This means that the promise to pay benefits under the Plan is not backed up by a trust fund or by any other dedicated assets and that, as a Plan participant, you are a general unsecured creditor of Interpublic. Although special rules apply in the event of a Change of Control, those rules do not change your status as a general unsecured creditor. (See “Change of Control” and “Nature of Your Plan Benefit and Plan Assets.”)

•	Your benefits under the Plan are in addition to, and independent of, any benefits to which you may be entitled under other benefit plans sponsored by Interpublic.
ELIGIBILITY AND EFFECTIVE DATE OF PARTICIPATION AGREEMENT
The Plan is designed to benefit the most senior U.S.-based management of Interpublic and its Subsidiaries. You are eligible to participate in the Plan only if your participation is approved by the Compensation Committee.
If you are eligible to participate in the Plan, you will become a participant after you execute your Participation Agreement. Your Participation Agreement and any amendment to your Participation Agreement will become effective on the date set forth in your Participation Agreement or amendment.
Your effective date is conditioned on returning your signed Participation Agreement to Interpublic by the deadline specified in your Participation Agreement. If you miss the specified deadline, your Participation Agreement will not be effective until the next January 1st after you return your signed Participation Agreement.
YOUR BENEFIT
Your benefit under the Plan is expressed as an annual benefit, payable for 15 years starting at age 65. Your Participation Agreement sets forth the benefit amount.*
However, as explained under “Reduction for Starting Payments Before Age 65,” below, the amount of your annual benefit is subject to reduction if payments start before you reach age 65.
Your benefit is subject to forfeiture until it becomes fully vested. The vesting rules are described under “Vesting and Forfeiture,” below. Also, special rules apply after a Change of Control. (See “Change of Control,” below.)
*If your participation in the Plan was approved before August 1, 2014, your benefit is expressed as annual benefit payable starting at age 60, and your Participation Agreement may provide for payment over 10 years.

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

BENEFIT INCREASES AND DECREASES
The amount of your benefit may be increased or decreased from time to time. Any change in your benefit will be set forth in an amendment to your Participation Agreement or in a new Participation Agreement.
Any increase in your benefit will be prospective and will be subject to special vesting rules (described under “Vesting and Forfeiture,” below). If it becomes fully vested, your annual benefit under the Plan will be the sum of —

•	the benefit stated in your initial Participation Agreement; plus

•	each subsequent increase.
Each benefit increase vests separately. For more information, see “Vesting and Forfeiture,” below.
REHIRE
If you leave Interpublic and its Subsidiaries, and later return to a senior management position that is approved for participation in the Plan, you will be treated as a new hire. You will not receive credit for your prior participation in the Plan.
VESTING AND FORFEITURE
As described below, your right to a benefit under the Plan is conditioned on satisfying the Plan’s vesting conditions and certain other requirements.
GENERAL VESTING RULE
You will forfeit (or lose) any portion of your benefit that is not vested upon your Termination of Employment (determined as if you continued working, as an active participant in the Plan, through your Severance Completion Date). In general, your benefit under the Plan will begin to vest after you participate in the Plan for three years, and will become fully vested after you have participated in the Plan for ten years. However, special rules apply after a Change of Control. (See “Change of Control,” below.)
In general, benefits under the Plan will vest according to the following schedule:

Years of Participation Since Effective Date of First Participation Agreement	Portion of Benefit that is Vested
Fewer than 3	0%
At least 3, but fewer than 4	30%
At least 4, but fewer than 5	40%
At least 5, but fewer than 6	50%
At least 6, but fewer than 7	60%
At least 7, but fewer than 8	70%
At least 8, but fewer than 9	80%
At least 9, but fewer than 10	90%
10 or more	100%

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

•	If you had an ESBA, up to three years of participation in your ESBA will count as years of participation in the Plan.

•
If (a) your employment with Interpublic and its Subsidiaries is terminated involuntarily without Cause or (b) you resign from employment with Interpublic and its Subsidiaries for Good Reason, the vested portion of your benefit will be the portion that would have become vested if you had continued working for Interpublic, as an active participant in the Plan, through your Severance Completion Date.

VESTING OF BENEFIT INCREASES
If your benefit is increased (as described above), the change in your benefit (the increase) will generally vest over seven years after the effective date of the increase. Subject to special rules that apply after a Change of Control, each increase in your benefit will vest according to the following schedule:

Years of Participation Since Effective Date of Increase	Vested Portion of Increase
At least 1, but fewer than 2	10%
At least 2, but fewer than 3	20%
At least 3, but fewer than 4	30%
At least 4, but fewer than 5	40%
At least 5, but fewer than 6	50%
At least 6, but fewer than 7	75%
7 or more	100%

•
Vesting of each increase in your benefit begins on the next January 1st after you return your signed amendment or new Participation Agreement to Interpublic. Participation in an ESBA and prior participation in the Plan do not count toward the vesting of any benefit increase.

•
If (a) your employment with Interpublic and its Subsidiaries is terminated involuntarily without Cause or (b) you resign from employment with Interpublic and its Subsidiaries for Good Reason, the vested portion of your benefit increase will be the portion that would have become vested if you had continued working for Interpublic, as an active participant in the Plan, through your Severance Completion Date.

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

EXAMPLE.  Suppose you sign a Participation Agreement, effective September 1, 2014, specifying an annual benefit of $275,000 (if paid starting at age 65). On September 1, 2018, you sign a new Participation Agreement, increasing your annual benefit by $20,000 (to $295,000), and return the signed amendment to Interpublic. On September 30, 2023, Interpublic terminates your employment without Cause, and you are eligible to receive Severance Pay in installments for 12 months after your Termination of Employment. The amount of your annual vested benefit (if paid for 15 years, starting at age 65) would be $257,500 per year, calculated as follows:
• Your Severance Completion Date would be on or about September 30, 2024. Accordingly, the vested portion of your benefit and benefit increase will be the portion that would have become vested if you had continued working, as an active participant in the Plan, for Interpublic through September 30, 2024.
• As of September 30, 2024, you would have participated in the Plan for more than 9 years but less than 10 years. So your benefit under your original Participation Agreement would be 90% vested. The annual vested benefit would be $247,500 (90% or $275,000).
• The benefit increase from your September 1, 2018, Participation Agreement would be effective January 1, 2019. As of September 30, 2024, you would have participated in the Plan for more than 5 years, but less than 6 years, since the increase became effective. So the increase would be 50% vested. The annual vested benefit would be $10,000 (50% of $20,000).
• Your total annual vested benefit would be $257,500 ($247,500 + $10,000) per year.
As explained under “Reduction for Starting Payments Before Age 65,” below, your benefit is generally subject to reduction if payments start before age 65. If your employment is terminated by Interpublic involuntarily without Cause, or you resign for Good Reason, however, the reduction applies only if payments start before age 60.

RELEASE
Effective August 1, 2014, to receive a benefit under the Plan, you must execute a release that is acceptable to Interpublic no later than 45 days after your Termination Date, and you must not revoke the release. Sample release language appears at Exhibit A. If you do not sign the release by the deadline, or you revoke the release, your benefit under the Plan will be forfeited, even if you previously satisfied the vesting conditions.
The release requirement does not apply if your participation in the Plan was approved before August 1, 2014.

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

FORFEITURE
You will forfeit any portion of your benefit that is not vested upon your Termination of Employment (determined as if you had continued working for Interpublic, as an active participant in the Plan, through your Severance Completion Date). Any unvested benefit and years of participation that accrued before your Termination of Employment will not be reinstated, even if you are rehired. In addition —

•
You will forfeit your benefit if you violate a restrictive covenant set forth in your Participation Agreement. Effective August 1, 2014, the restrictive covenants generally prohibit competition, solicitation of certain current, former, and prospective clients and employees, and any other Prohibited Activity (as defined in your Participation Agreement).

•
Effective August 1, 2014, you will forfeit your benefit if your employment is terminated for Cause or you fail to execute (or you revoke) the release described above. (The release is not required if your participation in the Plan was approved before August 1, 2014.)

PAYMENTS UNDER THE PLAN
WHEN PAYMENTS START
In general, subject to special rules that apply after a Change of Control (see “Change of Control,” below), Interpublic will start paying your vested benefit, if any, during the first month that starts on or after the later of —

•	the second anniversary of your Termination of Employment or

•	your 55th birthday.
However, the two-year wait will not apply if your participation in the Plan was approved on or after August 1, 2014, and you terminate employment at age 66 or older. In that case, Interpublic will start paying your vested benefit, if any, as of the first day of the later of (a) the seventh month that starts after your Termination of Employment or (b) the first month that starts on or after your 68th birthday.
For example, if your employment with Interpublic and its Subsidiaries terminates on June 15, 2017, at age 56, Interpublic would make the first payment in July 2019.

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

REDUCTION FOR STARTING PAYMENTS BEFORE AGE 65
The benefit amount set forth in your Participation Agreement assumes your benefit payments will start after you reach age 65 (or age 60 if your participation in the Plan was approved before August 1, 2014). If payments start before you reach that age, your monthly benefit is reduced as follows:

•
If your participation in the Plan was approved before August 1, 2014, your vested monthly benefit will be reduced by 5/12% for each full calendar month (5% per year) by which the date as of which payments start precedes your 60th birthday.

•
If your participation in the Plan was approved after August 1, 2014, your vested monthly benefit will be reduced by 5/12% for each full calendar month (5% per year) by which the date as of which payments start precedes your 65th birthday, subject to the following:

➢
If Interpublic terminates your employment involuntarily without Cause, or you resign for Good Reason, the reduction will apply only to the extent that payments start before your 60th birthday. The reduction will be 5/12% for each full calendar month (5% per year) by which the date as of which payments start precedes your 60th birthday.

For purposes of these reductions, the date as of which payments start is the first day of the month in which the first payment is due.

EXAMPLE. Suppose your participation in the Plan was approved on September 1, 2014, and your annual age 65 vested benefit, payable for 15 years, is $175,000 per year. Suppose you resign (without Good Reason) on June 19, 2025, your 59th birthday. Assuming you sign (and do not revoke) the required release and you comply with the restrictive covenants set forth in your Participation Agreement, Interpublic would start paying your benefit as of July 1, 2023, which is 47 months before your 65th birthday. Accordingly, your vested benefit would be reduced by 19.5833% (5/12% per month times 47 months).
Amount of Reduction:     19.5833% of $175,000    =    $34,270.83
Annual Benefit After Reduction:    $175,000 –$34,270.83    =    $140,729.17
Monthly Benefit After Reduction:    $140,729.17/12    =    $11,727.43

FORM OF PAYMENT
Subject to special rules that apply after a Change of Control (see “Change of Control,” below), the vested portion of your benefit under the Plan will be paid in monthly installments for 15 years.
If your participation in the Plan was approved before August 1, 2014, your Participation Agreement may provide for payments over 10 years rather than 15 years. In that case, the amount of each installment payment will generally be larger than if you receive your benefit in installments for 15 years, but the total amount of your vested benefit will be discounted to reflect the value of accelerating payment. The amount of the discount will be calculated using the Plan Interest Rate.
The amount of each monthly installment will be 1/12th of your vested annual benefit.
The Plan does not allow you to change the form in which your vested benefit will be paid.

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

DISABILITY
If you become disabled while employed, you will continue to accumulate years of Plan participation until your Termination of Employment. Payments will start after your Termination of Employment in accordance with the payment timing rules described in this pamphlet. (See “Payments Under the Plan,” above.)
The date of your Termination of Employment will be determined in accordance with the Plan’s definition of “Termination of Employment.”
DEATH BENEFITS
AMOUNT, FORM, AND TIME OF DEATH BENEFIT
If you die before your vested benefit is paid in full, a beneficiary (or beneficiaries) whom you select will be entitled to receive the remainder (if any) of your vested benefit in a lump sum. The amount of the lump-sum payment will be the present value of the portion of your vested benefit that has not yet been paid, determined using the Plan Interest Rate. Interpublic will pay the lump sum within 90 days after your death.
DESIGNATING YOUR BENEFICIARY
You may designate one or more primary beneficiaries to receive any unpaid portion of your vested benefit after your death. You may also designate one or more contingent beneficiaries, who would receive any remaining payments if all of your primary beneficiaries die before all payments have been made. You may change your beneficiaries at any time before your death by filing a new beneficiary designation form with Interpublic’s Human Resources Department.
If you are married on the date of your death, your beneficiary will be your spouse, unless you specify a different beneficiary. You may not designate a beneficiary other than your spouse, however, without your spouse’s written consent.
In the absence of an effective beneficiary designation (or if none of your primary or contingent beneficiaries are living), the remainder of the vested portion of your benefit (if any) will be distributed, in the form set forth above, to the first of the following to survive you:

•	Your spouse;

•	Your children (to be divided equally);

•	Your parents;

•	Your brothers and sisters (to be divided equally); or

•	The executors or administrators of your will.
The form for making your initial beneficiary designation is attached to your Participation Agreement. You may obtain new beneficiary designation forms from Interpublic’s Human Resources Department.

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

CHANGE OF CONTROL
SPECIAL VESTING AND PAYMENT RULES
The Plan has special rules that apply if your employment with Interpublic and its Subsidiaries terminates within two years after Change of Control.
Special Vesting Rule
The Plan’s special vesting rule applies only if:

•	As of December 31st of the year in which the Change of Control occurs:

➢	You will be age 55 or older and

➢
Your benefit under the Plan will be within two years of full vesting (i.e., your benefit will become fully vested by December 31st of the second calendar year that starts after the Change of Control), and

•
Within two years after a Change of Control, (a) your employment with Interpublic and its Subsidiaries is terminated involuntarily without Cause or (b) you resign from employment with Interpublic and its Subsidiaries for Good Reason.

If you meet the conditions described above, then upon your Termination of Employment, your benefit under the Plan will immediately be fully vested.
If you do not meet both of the conditions above, but (a) your employment is terminated involuntarily without Cause or (b) you resign for Good Reason, the vested portion of your benefit under the Plan will be the portion of your benefit that would have become vested if you had continued working for Interpublic, as an active participant in the Plan, through your Severance Completion Date.
Special Payment Rules
After a Change of Control, the time and form in which your benefit will be paid (regardless of the reason for your Termination of Employment) will depend on when your Termination of Employment occurs, as follows:

If Your Termination of Employment Occurs On or Before the Second Anniversary of the Change of Control	If Your Termination of Employment Occurs After the Second Anniversary of the Change of Control
Subject to the “Delay of Payment to Top-50 Employees” (described below), Interpublic will pay the vested portion of your benefit in a lump sum within 30 days after your Termination of Employment.	Interpublic will pay the vested portion of your benefit at the time and in the form set forth in your Participation Agreement.
How to Calculate the Lump Sum. If your benefit is paid in a lump sum (because your Termination of Employment occurs within two years after the Change of Control), the lump sum will equal the present value of a stream of payments determined as follows:

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SENIOR EXECUTIVE RETIREMENT INCOME PLAN

•
If your participation in the Plan was approved before August 1, 2014, the lump sum will equal the present value of the stream of payments you would receive if the vested portion of your benefit were paid in monthly installments for 15 years, starting as of the first day of the following month:

➢
If your benefit under the Plan is fully vested (including vesting under the special vesting rule described above), the first month that starts on or after the later of (a) the second anniversary of your Termination of Employment or (b) your 60th birthday.

➢	If your benefit under the Plan is not fully vested, the first month that starts on or after the later of (a) the second anniversary of your Termination of Employment or (b) your 55th birthday.

•
If your participation in the Plan was approved on or after August 1, 2014, the lump sum will equal the present value of the stream of payments you would receive if the vested portion of your benefit were paid in monthly installments for 15 years, starting as of the first day of the following month:

➢
If you terminate employment at age 66 or older, the later of (a) the seventh month that starts after your Termination of Employment or (b) the first month that starts on or after your 68th birthday; or

➢
If you terminate employment before age 66, the first month that starts on or after the later of (a) the second anniversary of your Termination of Employment or (b) your 55th birthday. As explained above, if Interpublic terminates your employment involuntarily without Cause or you resign for Good Reason, the assumed monthly payments will be reduced for early commencement only to the extent that assumed payment stream starts before your 60th birthday. (See “Reduction for Starting Payments Before Age 65,” above.)

The interest rate for this calculation will be the Plan Interest Rate.
Delay of Payment to Top-50 Employees
If Interpublic determines that you are a Top-50 Employee, payment of your vested benefit will be delayed until the earlier of (a) the first day of the seventh month that starts after your Termination of Employment or (b) the first day of the first month that starts after your death (the “Delayed Payment Date”). Any amount that was scheduled to be paid to you before the Delayed Payment Date will be paid to you on the Delayed Payment Date. (If no payments are scheduled to be made until after the Delayed Payment Date, this paragraph will not apply.)

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

DEFERRED COMPENSATION TRUST
Before a Change of Control, Interpublic must contribute to a Deferred Compensation Trust an amount equal to the then-present value of the sum of all benefits that would become payable under the Plan if Interpublic terminated all participants’ employment without Cause immediately after the Change of Control. The amount to be contributed will be determined by an Outside Auditor engaged by Interpublic at Interpublic’s expense.
For purposes of calculating the amount to be contributed to a Deferred Compensation Trust, the Outside Auditor will make the following assumptions:

•	The discount rate will be the Plan Interest Rate for the year in which the Change of Control occurs, and

•	Payment of the benefits described above will be due within 30 days after the Change of Control.
Assets that Interpublic or any Subsidiary contributes to the Deferred Compensation Trust are subject to the claims of the creditors of Interpublic or the Subsidiary (as the case may be) in the event of its bankruptcy or insolvency. The Deferred Compensation Trust will not change your status as a general unsecured creditor of Interpublic.
REDUCTION OF BENEFITS AFTER A CHANGE OF CONTROL
It is possible that some or all of the benefit you receive after a Change of Control will be treated as an “excess parachute payment” that is subject to a 20% excise tax under Section 4999 of the Tax Code. If an Outside Auditor determines that any amount payable to you under the Plan is reasonably likely to trigger the 20% excise tax, your benefit under the Plan will be whichever of the following amounts results in a larger net benefit to you, after taxes (as determined by the Outside Auditor):

•	Your full benefit under the Plan, all or part of which might be subject to a 20% excise tax, or

•	Your benefit under the Plan, reduced to the extent the Outside Auditor determines is necessary to avoid triggering the 20% excise tax.
Interpublic will engage and pay the fees for the Outside Auditor to perform these calculations.

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

MISCELLANEOUS
PLAN ADMINISTRATION AND REVIEW OF DECISIONS
The Plan’s administrator is the MHRC. Before a Change of Control, the Plan’s administrator has complete and exclusive discretionary authority and responsibility to administer and interpret the Plan’s governing documents (including the authority to make findings of fact and to resolve ambiguities and inconsistencies in the Plan’s language, and to correct any inadvertent omissions). All decisions of the Plan’s administrator are considered to be final and controlling. Review by a court of any decision of the Plan’s administrator will be subject to the following standard of review:

•
Before a Change of Control, the standard of review will be the “arbitrary and capricious” standard, which means that the court will defer to the MHRC’s decision (or the decision of any successor to the MHRC), and will not overturn that decision unless the court concludes that the decision cannot be supported by the relevant facts and applicable law.

•
After a Change of Control, the standard of review will be “de novo,” which means that the court may overturn the MHRC’s decision (or the decision of any successor to the MHRC) if it disagrees with the decision.

The MHRC has authority to delegate any of its duties and responsibilities under the Plan as it deems appropriate. In addition, the MHRC may engage one or more persons to render advice with regard to any of its administration responsibilities. Any final decision by a delegate of the MHRC will be treated for purposes of the Plan as a decision of the MHRC.
PARTICIPATION AGREEMENT, AMENDMENT, AND TERMINATION
Your Participation Agreement sets forth specific terms relating to your benefit under the Plan. Your Participation Agreement, including any amendment to your Participation Agreement, is valid only if it is executed on behalf of Interpublic by Interpublic’s Vice President, Global Compensation, or a member of the MHRC.
Although Interpublic intends to continue the Plan indefinitely, Interpublic reserves the right to amend or terminate the Plan and any Participation Agreement at any time, and from time to time, either retroactively or prospectively, without your consent. An amendment may cancel, or add additional vesting requirements for, any benefit that is not yet vested. However, unless necessitated by a change in applicable law, an amendment or termination may not —

•	reduce the amount of your vested benefit as of the later of (a) the effective date of the amendment or termination or (b) the date the amendment or termination is adopted; or

•
result in a change to the form or time for paying your benefit under the Plan, unless Interpublic determines, based on the advice of counsel, that a change in the form or time of payment will not trigger adverse tax consequences.

In addition, any amendment or termination that is adopted or becomes effective during the three years following a Change of Control may not take away any of your rights, or relieve Interpublic of any of its obligations under the Plan, including those set forth in the section entitled “Change of Control,” above.
Subject to the restrictions set forth above, any amendment or termination may be adopted by resolution of

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SENIOR EXECUTIVE RETIREMENT INCOME PLAN

the Compensation Committee. In addition, the MHRC —

•
may make any amendment required to comply with federal or state law (including any tax law that could result in adverse tax consequences), or that is desirable to improve the administration of the Plan, if the amendment does not materially affect the level of benefits provided under the Plan to or on behalf of any participant; and

•	has discretion to accelerate payment to the extent that Interpublic or the MHRC determines, with the advice of counsel, is permitted without violating the requirements of Section 409A of the Tax Code.
SUCCESSORS TO INTERPUBLIC
Interpublic shall require any successor to its business or its assets to assume the Plan expressly, absolutely, and unconditionally, and to administer the Plan in accordance with its terms. After a Change of Control, all references to Interpublic and its Subsidiaries shall be deemed to refer to Interpublic’s successor and its Subsidiaries.
COORDINATION WITH OTHER BENEFITS
Your benefit under the Plan is designed to be in addition to any benefits you earn under other benefit plans sponsored by Interpublic and its Subsidiaries. Except as expressly provided in another plan or in this Plan, your right to a benefit under the Plan will not affect the benefits under any other plan.
NATURE OF YOUR PLAN BENEFIT AND PLAN ASSETS
The obligation to pay your vested benefit under the Plan is a liability of Interpublic. Benefits under the Plan are not insured by the Pension Benefit Guaranty Corporation, and any assets that Interpublic or a Subsidiary sets aside to fund your vested benefit under the Plan, whether in a Deferred Compensation Trust or otherwise, will remain available to creditors of Interpublic or the Subsidiary (as the case may be) in the event of its bankruptcy or insolvency.

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SENIOR EXECUTIVE RETIREMENT INCOME PLAN

ASSIGNMENT AND ALIENATION
In general, your right to a benefit under the Plan (and the corresponding rights of your beneficiaries) may not be assigned, transferred, alienated, encumbered, or otherwise subject to lien. However, the Plan will comply with domestic relations orders that the Plan’s administrator determines are “qualified domestic relations orders” under ERISA.
WITHHOLDING AND OTHER TAX CONSEQUENCES
Interpublic will deduct from amounts paid or due to a participant or beneficiary under the Plan all income, employment, excise and other taxes that it reasonably determines are required to be withheld by any government or government agency, including taxes on income that is currently subject to tax even though it is not currently paid or payable to you. All benefit amounts described in the Participation Agreement and Plan document are gross amounts, before reductions for withholding. You (or your beneficiaries) are responsible for satisfying any remaining tax obligations (including any tax or penalty due as a result of a failure to comply with Section 409A of the Tax Code; see “Compliance with Tax Code § 409A,” below), to the extent that amounts withheld (if any) are insufficient.
AUTHORITY TO DETERMINE PAYMENT DATE
To the extent that any payment under the Plan may be made within a specified number of days on or after any date or the occurrence of any event, the date of payment shall be determined by Interpublic in its sole discretion, and not by any participant, beneficiary, or other individual.
COMPLIANCE WITH TAX CODE § 409A
Your benefit under the Plan is subject to Section 409A of the Tax Code, which imposes restrictions on deferred compensation arrangements like the Plan. Interpublic intends to operate, administer, and interpret the Plan in accordance with Section 409A. If the Compensation Committee or the MHRC determines in good faith that (a) any aspect of the Plan is inconsistent with the restrictions imposed by Section 409A (including guidance interpreting Section 409A) and (b) an amendment to the Plan could reduce or eliminate adverse tax consequences under Section 409A, the Compensation Committee or the MHRC may amend the Plan (including your Participation Agreement) without your consent to the extent that it determines, based on the advice of counsel, the amendment is necessary to reduce or eliminate such adverse tax consequences.

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SENIOR EXECUTIVE RETIREMENT INCOME PLAN

MAILING ADDRESS
After you terminate employment with Interpublic and its Subsidiaries, you will receive periodic correspondence related to your benefit (if any) under the Plan. It is your responsibility to notify Interpublic’s Human Resources Department of any changes in your mailing address or in the mailing address of any of your beneficiaries (or contingent beneficiaries). Failure to update your address could delay payment of your vested benefit.
OVERPAYMENTS
If an overpayment of benefits is made under the Plan, you will be required to return the overpaid amount, and Interpublic may pursue any legal or equitable avenue to effectuate recovery.
INCAPACITY AND MINOR STATUS
If any individual entitled to a payment under the Plan is a minor, or is physically or mentally unable to care for his or her affairs, and another person or institution is maintaining custody over the individual entitled to receive the payment, payments under the Plan may be made, for the benefit of the individual entitled to payment, to the custodial person or institution, as applicable. If a court has appointed a guardian or representative of the individual entitled to payment, payment will be made to the guardian or representative. Any such payment will discharge the Plan’s liability, as if the payment were made to the individual entitled to payment.
CONTINUED EMPLOYMENT
Nothing in the Plan gives you the right to continue in the employment or service of Interpublic or its Subsidiaries, or to receive annual compensation in any particular amount. Conversely, nothing in the Plan gives Interpublic or any Subsidiary the right to require you to remain in its employ.
LIABILITY LIMITED
Except as and to the extent otherwise provided by applicable law, no liability will attach to or be incurred by the shareholders, directors, officers, or employees of Interpublic and its Subsidiaries under or by reason of any of the terms and conditions of the Plan.
TITLES AND HEADINGS NOT TO CONTROL
The titles and headings of sections of the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than the titles or headings, will control.
SEVERABILITY
If any provision of the Plan is held illegal or invalid for any reason, other provisions will be unaffected. The Plan will be construed as if any illegal or invalid provision were never inserted.
VARIATIONS IN PLAN TERMS

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SENIOR EXECUTIVE RETIREMENT INCOME PLAN

Your individual Participation Agreement may contain provisions that conflict with or are otherwise inconsistent with the terms set forth in this plan document. If so, the terms of your Participation Agreement will control. For the avoidance of doubt, however, this plan document applies to the extent that any issue is not addressed in your Participation Agreement: silence in your Participation Agreement will not be construed as a conflict or inconsistency.
COMPLETE STATEMENT OF THE PLAN
This pamphlet and your Participation Agreement are a complete statement of your rights under the Plan. Any question regarding your rights under the Plan must be resolved by applying the terms of the Plan document and your Participation Agreement. External evidence of intent or meaning will not be relevant.
CLAIMS AND APPEALS
The Plan has specific procedures for making a claim for benefits. You must exhaust this claim and appeal process before you can file a lawsuit in court. The claim and appeal process has two levels: (1) the initial claim and (2) review on appeal. They operate as follows:

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SENIOR EXECUTIVE RETIREMENT INCOME PLAN

INITIAL CLAIMS

1.	Any benefit claim must be in writing and delivered to the MHRC, at the following address:
IPG Management Human Resources Committee
1114 Avenue of the Americas, 19th Floor
New York, NY 10036
Attn: Executive Vice President, Chief Strategy and Talent Officer

2.
The MHRC will generally review and decide each claim within 90 days after the claim is received. If the MHRC needs more time to decide your claim, the MHRC will notify you, and may extend the review period by up to an additional 90 days.

➢
The time period within which the MHRC must decide your claim starts on the date the MHRC receives your claim, even if you do not submit all of the information needed to resolve your claim. However, if the MHRC needs more information to resolve your claim, you and the MHRC may agree to extend the period for making the decision. If you do not provide any requested information by the deadline that the MHRC sets, the MHRC will decide your claim based on the information it has as of the deadline. This might result in your claim being denied.

➢
If your claim is not resolved within the time periods described above, you may consider your claim to have been denied. You may (a) contact the MHRC to determine whether your claim has, in fact, been denied, (b) file an appeal with the MHRC (following the procedures set forth in the “Appeals” section, below), or (c) bring a lawsuit under Section 502(a) of ERISA.

3.	When your claim is decided, the MHRC will issue a written decision. If your claim is wholly or partially denied, the decision will include —

➢	the specific reason or reasons for denial of your claim;

➢	references to the specific Plan provisions upon which the denial is based;

➢	a description of any additional material or information necessary to perfect your claim, and an explanation of why the material or information is necessary;

➢	an explanation of the appeal procedures and the applicable time limits; and

➢	a statement of your right to file a lawsuit under Section 502(a) of ERISA if your claim is denied after the MHRC reviews its initial decision.
APPEALS

1.
Within 60 days after you receive a written notice of denial of your claim (or the end of the time period for deciding your claim), you may file a written request with the MHRC, at the address shown above, for a full and fair review of its initial decision (an “appeal”).

2.	In connection with a request for review, you may —

➢	submit written comments, documents, records and other information relating to your claim;

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SENIOR EXECUTIVE RETIREMENT INCOME PLAN

and

➢	receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information that the MHRC determines is relevant to your claim.

3.
The review on appeal will take into account all comments, documents, records and other information that you submit, regardless of whether the information was considered in the initial benefit determination. The MHRC will generally decide your appeal within 60 days after your request for review is received. If the MHRC needs more time, the MHRC will notify you, and the MHRC may extend the review period by up to an additional 60 days.

➢
If the MHRC needs more information to decide your appeal, the period within which the MHRC must decide your appeal will automatically be extended. The length of the extension will equal the number of days from when the MHRC sends you a request for additional information until the earlier of (a) the date the MHRC receives the requested information or (b) the due date that the MHRC establishes for providing that information.

➢
If your appeal is not resolved within the time periods described above, you may consider your appeal to have been denied. You may (a) contact the MHRC to determine whether your appeal has, in fact, been denied and/or (b) bring a lawsuit under Section 502(a) of ERISA.

4.	When your appeal is decided, the MHRC will render a written decision. If your appeal is wholly or partially denied, the decision will include —

➢	the specific reason or reasons for the decision;

➢	references to the specific Plan provisions upon which the decision is based;

➢
an explanation of your right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information that the MHRC determines is relevant to your claim for benefits; and

➢	a statement of your right to bring a civil action under Section 502(a) of ERISA.
OTHER RULES AND RIGHTS REGARDING CLAIMS AND APPEALS

•
You may authorize a representative to pursue any claim or appeal on your behalf. The MHRC may establish reasonable procedures for verifying that any representative has in fact been authorized to act on your behalf.

•
The Plan will be interpreted and enforced in accordance with the applicable provisions of ERISA and federal tax laws that apply to nonqualified deferred compensation. To the extent that state-law issues arise, New York law (exclusive of choice of law provisions) will govern.

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SENIOR EXECUTIVE RETIREMENT INCOME PLAN

GLOSSARY OF KEY TERMS

Business Unit	The business unit or units of Interpublic by which you are employed.
Cause
Cause for your employer to terminate your employment with Interpublic and its Subsidiaries, which will exist if —
•
you materially breach a provision in an employment agreement between you and Interpublic or a Subsidiary, and you do not cure that breach within 15 days after you receive written notice from your employer of the breach;
•    without written approval from Interpublic’s Board of Directors or the person to whom you report directly, you (a) misappropriate funds or property of Interpublic or a Subsidiary or (b) attempt to secure any personal profit related to the business of Interpublic or a Subsidiary;
•    you engage in conduct that Interpublic determines constitutes fraud, material dishonesty, gross negligence, gross malfeasance, insubordination, or willful misconduct in the performance of your duties as an employee of Interpublic or a Subsidiary, or you willfully fail to follow Interpublic’s code of conduct, unless your actions (or failure to act) are taken in good faith and do not cause material harm to Interpublic or a Subsidiary;
•    you refuse or fail to attempt in good faith (a) to perform your duties as an employee of Interpublic or a Subsidiary or (b) to follow a reasonable good-faith direction of Interpublic’s Board of Directors or the person to whom you report directly, and you do not cure the refusal or failure within 15 days after you receive written notice from your employer of the refusal or failure;
•    you commit, or are formally charged or indicted for allegedly committing, a felony or a crime involving dishonesty, fraud, or moral turpitude; or
•    you engage in activities that are prohibited by Interpublic’s policy prohibiting discrimination or harassment based on age, gender, race, religion, disability, national origin or any other protected category.

Change of Control
A change in (a) the ownership or effective control of Interpublic or (b) the ownership of a substantial portion of Interpublic’s assets, each as defined in rules and regulations under Section 409A of the Tax Code. Subject to certain limited exceptions, a Change of Control of Interpublic would generally occur if —
•    a person or group acquires more than 50% of the total fair market value or voting power of Interpublic’s stock;
•    during a 12-month period, a person or group acquires 30% or more of the total voting power of Interpublic’s stock;
•    during a 12-month period, a person or group acquires 40% or more of Interpublic’s assets (determined based on gross fair market value); or
•    during a 12-month period, a majority of Interpublic’s Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board before the appointment or election.

Compensation Committee	The Compensation and Leadership Talent Committee of Interpublic’s Board of Directors, or its successor.

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SENIOR EXECUTIVE RETIREMENT INCOME PLAN

Deferred Compensation Trust
A trust agreement to which Interpublic is a party that is established to fund benefits under the Plan. The terms of any Deferred Compensation Trust are subject to the restrictions set forth in Section 409A of the Tax Code, and assets that Interpublic or a Subsidiary sets aside in any Deferred Compensation Trust will be subject to the claims of creditors of Interpublic or the Subsidiary (as the case may be) in the event of its bankruptcy or insolvency.

ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ESBA	An Executive Special Benefit Agreement with Interpublic.
Executive Defined Benefit Arrangement
An arrangement sponsored by Interpublic or a Subsidiary that is treated under Section 409A of the Tax Code as a “nonaccount balance plan.” In general, this includes any non-tax-qualified deferred compensation arrangement under which your benefit is not the balance credited to an account in your name. An ESBA is another Executive Defined Benefit Arrangement.

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SENIOR EXECUTIVE RETIREMENT INCOME PLAN

Good Reason
•    You will be considered to have resigned for Good Reason only if:
➢ You notify Interpublic in writing that one or more of the “triggering circumstances” listed below has occurred within 90 days after the circumstance(s) first occurred;
➢ The triggering circumstance(s) is (are) not remedied within 30 days after Interpublic receives the notice required by the preceding bullet;
➢ You did not provide notice of your intent to resign at any time before the triggering circumstance(s) first occurred; and
➢ Your Termination of Employment is effective as soon as practicable (and no more than 10 days) after the earlier of (1) the end of the 30-day cure period described above or (2) the date your Business Unit provides written notice of its express waiver of the cure period.
•    The following are the “triggering circumstances”:
➢ Interpublic or a Subsidiary materially reduces your rate of base salary;
➢ An action by Interpublic or a Subsidiary results in your authority, duties, or responsibilities being materially diminished;
➢ An action by Interpublic or a Subsidiary results in material diminution in your reporting structure (for example, insertion of a new position between you and the position to which you report);
➢ Interpublic or a Subsidiary materially diminishes the budget over which you retain authority;
➢ Your principal place of work is moved more than 50 miles outside the city in which you are principally based, unless (a) you make the relocation decision or (b) you are notified in writing that Interpublic or your employer is seriously considering such a relocation and do not object in writing (based on a reasonable concern) within 10 days after you receive the written notice; or
➢ Interpublic or a Subsidiary materially breaches any employment agreement between you and your employer.

Interpublic	The Interpublic Group of Companies, Inc., and any successor to The Interpublic Group of Companies, Inc.
MHRC	Interpublic’s Management Human Resources Committee.
Outside Auditor
Either of the following firms:
•    The outside auditing firm retained by Interpublic in the last fiscal year that ends before a Change of Control, or
•    A national auditing firm acceptable to at least 75% of the Plan participants who are actively working for Interpublic or a Subsidiary immediately before a Change of Control.

Participation Agreement	The written agreement between you and Interpublic that documents the terms of your participation in the Plan.

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

Plan	The Interpublic Senior Executive Retirement Income Plan, as set forth in this pamphlet and your Participation Agreement, each as in effect and amended from time to time.
Plan Interest Rate
The average of the 10-year and 20-year U.S. Treasury yield curve annual rates (also known as “constant maturity rates”) as of the last business day of the immediately preceding calendar year, as published by the U.S. Department of Treasury’s Office of Debt Management.

Severance Completion Date
The last day of the calendar month that includes the end of the payroll period for which your last Severance Payment (if any) is paid. If you are not eligible to receive Severance Pay, or you receive Severance Pay in a lump sum, your Severance Completion Date is the date of your Termination of Employment.

Severance Pay
A payment or payments made under a severance plan or policy or an agreement with Interpublic or a Subsidiary upon or after your Termination of Employment as compensation for (a) terminating your employment involuntarily without Cause or (b) your resignation for Good Reason.

Subsidiary
Any corporation or other entity that is required to be combined with Interpublic as a single employer under Section 414(b) or (c) of the Tax Code. In general, this means Interpublic and all other entities of which Interpublic directly or indirectly owns 80 percent or more of the combined voting power or total value of shares.

Tax Code	The Internal Revenue Code of 1986, as amended.
Termination of Employment
The date your employment with Interpublic and its Subsidiaries ends, including the date on which you die, retire, quit, or are discharged, determined by Interpublic in accordance with Treas. Reg. § 1.409A-1(h). Subject to the next sentence, if you are on leave of absence, your Termination of Employment will automatically be deemed to have occurred on the later of (a) the first day that is more than six months after your leave started or (b) the first day after all statutory and contractual rights to reemployment with Interpublic or a Subsidiary expire. If the reason for your leave of absence is a medically determinable physical or mental condition that can be expected to last for six consecutive months or longer, and the condition causes you to be unable to perform the duties of your position or a substantially similar position, the six-month period described in clause (a) of the preceding sentence will be extended to 29 months.
A sale of assets by Interpublic or a Subsidiary to an unrelated buyer that results in your working for the buyer (or one of its affiliates) will not, by itself, constitute a Termination of Employment unless Interpublic (with the buyer’s written consent) so provides in writing 60 or fewer days before the closing of the sale.

Top-50 Employee
A “specified employee” under Section 409A of the Tax Code, determined by Interpublic in accordance with Treas. Reg. § 1.409A-1(i). In general, as long as Interpublic is a public company (or, if Interpublic is acquired, the parent company is a public company), you will be a “specified employee” under Section 409A of the Tax Code if you are one of the 50 highest-paid officers of Interpublic (or, if Interpublic is acquired, the corporate parent) and its Subsidiaries.

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

SENIOR EXECUTIVE RETIREMENT INCOME PLAN

Exhibit A: Sample Release Language
Release of Claims. By signing this Agreement and Release, Employee, on behalf of him/herself and his/her current, former, and future heirs, executors, administrators, attorneys, agents and assigns, hereby fully and without limitation releases, covenants not to sue, and forever discharges Employer, The Interpublic Group of Companies, Inc. (“Interpublic”), and their respective parents, subsidiaries, and affiliates, officers, directors, employees, shareholders, members, agents, attorneys, trustees, fiduciaries, representatives, benefit plans and plan administrators, successors and/or assigns, and all persons or entities acting by, through, under, or in concert with any or all of them (collectively, the “Releasees”) from all rights, claims, actions and causes of action, whether in law or equity, suits, damages, losses, attorneys’ fees, costs, and expenses, of whatever nature whatsoever that Employee now has or has ever had, whether known or unknown or based on facts now known or unknown, fixed or contingent, suspected or unsuspected, against the Releasees, occurring from the beginning of time up to and including the date that Employee executes this Agreement and Release that arise out of, or are in any way related to Employee’s employment by Employer or the termination of Employee’s employment with Employer.
Without limiting the foregoing, Employee understands and agrees that the foregoing release provisions include, without limitation:

a.	any claims for wrongful termination, defamation, invasion of privacy, intentional infliction of emotional distress, or any other common law claims;

b.	any claims for the breach of any written, implied or oral contract between Employee and Employer, including but not limited to any contract of employment;

c.
any claims of discrimination, harassment or retaliation based on such things as age, national origin, ancestry, race, religion, sex, sexual orientation, or physical or mental disability or medical condition;

d.
any claims for payments of any nature, including but not limited to wages, overtime pay, vacation pay, severance pay, commissions, bonuses and benefits or the monetary equivalent of benefits, but not including any claims for unemployment or workers’ compensation benefits, or for the consideration being provided to Employee pursuant to Paragraph 2 of this Agreement; and

e.
all claims that Employee has or that may arise under the common law and all federal, state and local statutes, ordinances, rules, regulations and orders, including but not limited to any claim or cause of action based on the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the Civil Rights Acts of 1866, 1871 and 1991, the Rehabilitation Act of 1973, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Vietnam Era Veterans' Readjustment Assistance Act of 1974, Executive Order 11246, and any state laws governing employee rights, [if Employer is located in California: including, but not limited to, the California Labor Code, Section 1542 of the Civil Code of California] as each of them has been or may be amended.

[if Employer is located in California: Section 1542 of the Civil Code of California provides:
A general release does not extend to claims, which the creditor does not

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SENIOR EXECUTIVE RETIREMENT INCOME PLAN

know or suspect to exist in his/her favor at the time of executing the release, which if known by him/her must have materially affected his settlement with the debtor.
Employee acknowledges that the above release covers all claims described in this Paragraph, whether such claims are known or unknown and suspected or unsuspected. Employee further acknowledges that he/she understands the significance and consequences of this release and of this specific waiver of Section 1542 of the Civil Code of California.]
This Agreement and Release shall be binding upon and inure to the benefit of Employee and the Releasees and any other individual or entity who may claim any interest in the matter through Employee. Employee also acknowledges that he/she has not assigned any of his/her rights to make the aforementioned claims or demands. Employee also acknowledges and represents that he/she has not filed nor will he/she file any lawsuits based on claims or demands that he/she has released herein.

SENIOR EXECUTIVE RETIREMENT INCOME PLAN